EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Salmon Express, Inc.

We hereby consent to the use in the foregoing Post Effective Amendment No. 2 to Registration Statement on Form SB-2 of our report dated December 24, 2003, relating to the financial statements of Salmon Express, Inc. as of November 30, 2003 and for the period from February 20, 2003 (inception) through November 30, 2003, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                            WEINBERG & COMPANY, P.A.
                          Certified Public Accountants

Boca Raton, Florida
June 30, 2005